LABORATORY SPECIALISTS OF AMERICA, INC.
-------------------------------------------------------------------------------
                                                     101 Park Avenue, Suite 810
                                                        Oklahoma City, OK 73102
                                                                   405/232-9800
                                                               Fax 405/232-9801

Dear Stockholder:

   The officers and directors of Laboratory Specialists of America, Inc. cordially invite you to attend the Annual Meeting of Stockholders, Wednesday, September 2, 1998, at 10:00 a.m., in the Fountain Salon Room in the Hotel DeLaPoste located at 316 Rue Chartres, New Orleans, Louisiana 70130.

   Please review the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

   If you are not going to attend the Annual Meeting, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

   Thank you in advance for your prompt consideration of these matters.


                                             Sincerely,

                                             /s/ John Simonelli
                                             -----------------------------
                                             John Simonelli
                                             Chairman of the Board
                                             and Chief Executive Officer

                   LABORATORY SPECIALISTS OF AMERICA, INC.
                          101 PARK AVENUE, SUITE 810
                        OKLAHOMA CITY, OKLAHOMA  73102
                            ----------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON SEPTEMBER 2, 1998

     The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Laboratory Specialists of America, Inc., an Oklahoma corporation (the "Company"), will be held on Wednesday, September 2, 1998, at 10:00 a.m., in the Fountain Salon Room in the Hotel DeLaPoste located at 316 Rue Chartres, New Orleans, Louisiana 70130 for the following purposes:

     1. To elect six directors to the Board of Directors for a term expiring in 1999;

     2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998; and

     3. To transact such other business as may come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on July 20, 1998, are entitled to notice of and to vote at the meeting.

     All Stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

                                             Sincerely,

                                             /s/ John Simonelli
                                             ---------------------------
                                             John Simonelli
                                             Secretary
Oklahoma City, Oklahoma
July 20, 1998

                   LABORATORY SPECIALISTS OF AMERICA, INC.
                          101 PARK AVENUE, SUITE 810
                        OKLAHOMA CITY, OKLAHOMA  73102

                               PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 2, 1998

                           VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of Laboratory Specialists of America, Inc., an Oklahoma Corporation (the "Company"), by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held in the Fountain Salon Room in the Hotel DeLaPoste located at 316 Rue Chartres, New Orleans, Louisiana 70130, on Wednesday, September 2, 1998, at 10:00 a.m., and at any adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

     These proxy solicitation materials were first mailed on or about July 20, 1998, to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on July 20, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 5,638,458 of the Company's Common Stock, $.001 par value per share (the "Common Stock"), of which 915,000 (16.2 percent) are held by the executive officers and directors of the Company.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required: (i) to elect six directors for terms expiring in 1998; and (ii) to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "FOR" the election of the nominee as set forth in this Proxy Statement, and (ii) "FOR" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

REVOCATION OF PROXIES

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

ANNUAL REPORT

     The Company's 1998 Annual Report to Stockholders (the "Annual Report"), which includes the Company's annual report on Form 10-KSB containing financial and other information about the Company's activities for the fiscal year ended December 31, 1997, is being mailed to stockholders with this Proxy Statement, but is not incorporated into this Proxy Statement.

      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

     The following table sets forth certain information as to the beneficial ownership of the Common Stock of the Company as of July 20, 1998, by (i) each director, including each nominee for director, (ii) each executive officer named in the Summary Compensation Table under the section entitled "EXECUTIVE COMPENSATION," (iii) all current executive officers and directors of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                              COMMON STOCK
                                                       -------------------------
                                                          SHARES      PERCENT OF
                                                       BENEFICIALLY     SHARE
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED       OWNERSHIP
                                                       ------------   ----------
Arthur R. Peterson, Jr.. . . . . . . . . . . . . .        525,472        9.3%
  1111 Newton Street
  Gretna, Louisiana 70053
John Simonelli . . . . . . . . . . . . . . . . . .        235,217        4.2%
Larry E. Howell(1) . . . . . . . . . . . . . . . .        235,217        4.2%
Robert A. Gardebled, Jr.(1). . . . . . . . . . . .         75,000        1.3%
Jerome P. Welch(2) . . . . . . . . . . . . . . . .         10,000         .2%
Michael E. Dunn(2) . . . . . . . . . . . . . . . .         10,000         .2%
Executive Officers and Directors as a group
   (six persons)(3). . . . . . . . . . . . . . . .      1,090,906       19.2%

--------------
(1) The number and percent of shares includes stock options exercisable for the purchase of 50,000 shares of Common Stock.
(2) The named Director holds stock options for the purchase of 10,000 shares of Common Stock.
(3) The number and percent of shares includes stock options exercisable for the purchase of 70,000 shares of Common Stock.


                         PROPOSAL TO ELECT DIRECTORS
NOMINEES

     The Company's Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Currently, the number of directors is fixed at seven. The Board of Directors has nominated each of John Simonelli, Larry E. Howell, Arthur R. Peterson, Jr., Robert A. Gardebled, Jr., Jerome P. Welch, and Michael E. Dunn (collectively the "nominees") for re-election as a director for a term expiring in 1998 or until his successor is elected and qualified. Upon re-election of the directors, the number of directors will be fixed at six. The Board of Directors, as with any vacancy, may fill any vacancy by a vote of a majority of the directors then in office.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees. In the event that any of the nominees is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The Board of Directors recommends a vote "FOR" each of the nominees named herein.

     The following table sets forth information regarding the directors and nominees for directors of the Company:

                                                                                          TERM
NAME                                      AGE     POSITION                               EXPIRES
----                                      ---     --------                               -------
John Simonelli . . . . . . . . . . . . . . 51     Chairman of the Board, Chief
                                                  Executive Officer, Secretary, Director . 1998

Larry E. Howell. . . . . . . . . . . . . . 51     President, Chief Executive Officer
                                                  Director . . . . . . . . . . . . . . . . 1998

Arthur R. Peterson, Jr.(1) . . . . . . . . 52     Treasurer, Directors . . . . . . . . . . 1998

Robert A. Gardebled, Jr.(2). . . . . . . . 33     Director . . . . . . . . . . . . . . . . 1998

Jerome P. Welch(1)(2). . . . . . . . . . . 60     Director . . . . . . . . . . . . . . . . 1998

Michael E. Dunn(1)(2). . . . . . . . . . . 52     Director . . . . . . . . . . . . . . . . 1998

--------------
(1)  Member of the Compensation Committee.
(2)  Member of Audit Committee.

     The following is a brief description of the business background of the directors, executive officers and nominees for directors of the Company:

     JOHN SIMONELLI is Chairman of the Board, Chief Executive Officer, Secretary and a Director of the Company. Mr. Simonelli served as a Director, Chief Executive Officer and Secretary of Vantage Capital Resources, Inc. from March 1996 until its merger with Applied Intelligence Group, Inc. and thereafter served as a Director and Vice President of Applied Intelligence Group, Inc. until October 14, 1996. He served as Chairman of the Board and Chief Executive Officer of MBf USA, Inc. (formerly American Drug Screens, Inc.), a publicly-held company engaged in the medical products and services industry, from February 1988 through June 1992. He served as Chief Executive Officer of Unico, Inc. (formerly CMS Advertising, Inc.), a publicly-held company engaged in the franchising of cooperative direct mail advertising businesses, from June 1986 to June 1988. From July 1981 through June 1985, he served in various capacities, including President and Director, with Moto Photo, Inc., a publicly-held company engaged in the business of franchising one-hour, photo development laboratories. Mr. Simonelli served as President and CEO, from May 1985 until November 1985, and a Director, from May 1985 through 1988, of TM Communications, Inc. (formerly Video Image, Inc. and TM Century, Inc.), a publicly-held company engaged in radio broadcasting and corporate communications. See "Certain Legal Proceedings," below.

     LARRY E. HOWELL is President and Chief Operating Officer, and a Director of the Company. Mr. Howell served as a Director, President and Treasurer of Vantage Capital Resources, Inc. from March 1996 until its merger with Applied Intelligence Group, Inc. and thereafter served as a Director and Vice President of Applied Intelligence Group, Inc. until October 14, 1996. He served as President and Chief Operating Officer of MBf USA, Inc. (formerly American Drug Screens, Inc.), a publicly-held company engaged in the medical products and services industry, from February 1988 through June 1992. From June 1986 to April 1988, Mr. Howell served first as Vice President and then as President and Chief Operating Officer of Unico, Inc. (formerly CMS Advertising, Inc.), a publicly-held company engaged in the franchising of cooperative direct mail advertising businesses. Since January 1982, Mr. Howell as the sole proprietor of Howell and Associates, Inc. provides consulting services principally related to corporate acquisitions and mergers.

     ARTHUR R. PETERSON, JR. was elected Treasurer and a Director of the Company in July 1994. Mr. Peterson founded Laboratory Specialists, Inc., the Company's wholly owned subsidiary ("LSI"), in 1978 and served as its President and Chief Executive Officer and a Director from inception. From March 1989 until April 1994, he served as a Director of MBf USA, Inc. (formerly American Drug Screens, Inc.), a publicly held company in the medical products and services industry and former parent of LSI. Prior to 1978, Mr. Peterson was Chairman of the Board and Chief Executive Officer of Clinical Laboratories of La., Inc., a company he founded which served the medical community in clinical studies.

     ROBERT A. GARDEBLED, JR. was elected a Director of the Company in July 1994. Since July 1989, he has served as an assistant to the President and was elected Controller of LSI, and since in July 1994, he has served as Secretary of LSI. From July 1991 until April 1994, Mr. Gardebled served as a Director of MBf USA, Inc. (formerly American Drug Screens, Inc.), a publicly held company in the medical products and services industry and former parent of LSI.

     JEROME P. WELCH was elected a Director of the Company in August 1994. Mr. Welch is President of Prospect Publishers, Inc., a publisher of literary hardback anthologies and newsletters. From May 1990 through June 1992, he served as a Director and in July 1990 was elected Secretary of MBf USA, Inc. (formerly American Drug Screens, Inc.), a publicly-held company engaged in the medical products and services industry. From July 1988 to January 1990, Mr. Welch served as President of Simon & Schuster Supplementary Publishers, a subsidiary of Paramount Communications, Inc. and was Senior Vice President and Publisher of McGraw Hill Educational Publishing from July 1987 to July 1988.

     MICHAEL E. DUNN was elected a Director of the Company in August 1994. Since April 1980 to January 1995, he was a member, shareholder and director of the law firm of Zrenda Dunn & Swan, A Professional Corporation (formerly Bright Zrenda & Dunn), in Oklahoma City, Oklahoma, and President from April 1992 until January 1995. Mr. Dunn has been a member, shareholder and President of Dunn Swan & Cunningham, A Professional Corporation, since February 28, 1995. He has been the owner of the Woodlake Racquet Club, a recreational athletic club, since 1981. From November 1991 to November 1992, he served as a director of Tide West Oil Company, a publicly-held, independent oil and gas exploration and production company. Mr. Dunn was graduated from the University of Oklahoma College of Law in 1972, and holds a Bachelor of Science in Accounting and pursued graduate studies at the University of Oklahoma.

     Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the Company's directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed in whole or in part of one or more directors. As of July 20, 1998, the Board of Directors had appointed the Compensation Committee and Audit Committee. Other than the Compensation Committee and Audit Committee, the Board of Directors does not have any other standing committees.

     COMPENSATION COMMITTEE. Messrs. Peterson, Welch and Dunn serve on the Compensation Committee at the pleasure of the Board of Directors. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for the executive officers and employees of the Company. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations, issues and oversees senior management structure. The Compensation Committee did not have any meetings during the year ended December 31, 1997, all actions taken regarding the functions of this Committee were taken by the Board.

     AUDIT COMMITTEE. Messrs. Gardebled, Welch and Dunn serve on the Audit Committee. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Audit Committee did not have any formal meetings during the year ended December 31, 1997, all actions taken regarding the functions of this Committee were taken by the Board.

     The Board of Directors of the Company did not hold any formal meetings during the fiscal year ended December 31, 1997. All actions were taken by written consents in lieu of formal meetings.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth the total compensation received for services rendered in all capacities to the Company for the years ended December 31, 1994, 1995 and 1996, by the Company's President and its executive officers whose aggregate cash compensation exceeded $100,000 (together the "Named Executive Officers").

     The following table sets forth certain information with respect to the total cash compensation, paid or accrued, of the President and Chief Executive Officer of LSAI and each of the executive officers that during 1997 received compensation in excess of $100,000.

                          OFFICER COMPENSATION TABLE

                                                                           ANNUAL COMPENSATION
                                                                 ----------------------------------------
                                                                                            ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR     SALARY(1)    BONUS(2)    COMPENSATION(3)
---------------------------                             ----     ---------    --------    ---------------
John Simonelli . . . . . . . . . . . . . . . . . . .    1997     $112,500     $72,000        $13,088
   Chief Executive Officer of LSAI                      1996      100,000          --         12,600
                                                        1995       75,000          --         12,000

Larry E. Howell. . . . . . . . . . . . . . . . . . .    1997     $112,500     $72,000        $14,501
   President and Chief Operating Officer of LSAI        1996      100,000          --         14,100
                                                        1995       75,000          --         12,000

Arthur R. Peterson, Jr.. . . . . . . . . . . . . . .    1997     $125,000    $122,000        $22,124
  Treasurer of LSAI and Chief Executive                 1996      120,133      50,000         21,700
    Officer of LSI                                      1995      100,000      76,956         16,000

---------------
(1) Dollar value of base salary (both cash and non-cash) earned during the year.
(2)  Dollar value of bonus (both cash and non-cash) earned during the year.
(3) The amounts reflected are for an automobile allowance and life and disability insurance premiums paid by the Company.


AGGREGATE OPTION GRANTS AND EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     STOCK OPTIONS AND OPTION VALUES. The following table sets forth information related to options granted to the executive officers named in the Officer Compensation Table during 1997.


                                              INDIVIDUAL GRANTS(1)                       POTENTIAL REALIZABLE VALUE AT
                        -------------------------------------------------------------       ASSUMED RATES OF STOCK
                                      PERCENT OF TOTAL                                       PRICE APPRECIATION
                          NUMBER      OPTIONS GRANTED    EXERCISE OR                         FOR OPTION TERM(2)
                        OF OPTIONS    TO EMPLOYEES IN    BASE PRICE                      --------------------------
NAME                      GRANTED           1997          PER SHARE   EXPIRATION DATE    FIVE PERCENT   TEN PERCENT
----                      -------     ---------------     ---------   ---------------    ------------   -----------
John Simonelli            100,000           29.4%          $3.18      October 1, 2007      $517,988      $824,810
Larry E. Howell           100,000           29.4%          $3.18      October 1, 2007      $517,988      $824,810
Arthur R. Peterson, Jr.   100,000           29.4%          $3.18      October 1, 2007      $517,988      $824,810

----------------
(1) On March 28, 1997, the Company issued to the holders of options previously granted under the Laboratory Specialists of America, Inc. 1994 Stock Option Plan (the "1994 Stock Option Plan") options in replacement and modification of the terms of options previously granted under the 1994 Plan in 1995 and 1996. Each of the named executive officers received 60,000 replacement-modified options, each exercisable for the purchase of one share of Common Stock for $2.00 on or before March 28, 2007. Such replacement-modified options, for purposes of this table have been considered granted in 1995 and 1996 and not as having been granted in 1997. If such options were considered granted in 1997, with respect to each named executive officer, such options would have potential realizable value, assuming five and 10 percent price appreciation, of $325,779 and 518,748, respectively.
(2) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of LSAI's Common Stock over the term of the options. These amounts do not take into consideration provisions restricting transferability and represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of LSAI's Common Stock and overall stock market conditions. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

     AGGREGATE STOCK OPTION EXERCISE AND YEAR-END AND OPTION VALUES. The following table sets forth information related to the number and value of options held by the named executive officers at the end of 1997. During 1997, there were no options to purchase LSAI's Common Stock exercised by the named executive officers.

                               NUMBER OF OPTIONS            VALUE OF UNEXERCISED IN-THE-MONEY
                            AS OF DECEMBER 31, 1997         OPTIONS AS OF DECEMBER 31, 1997(1)
                        -------------------------------     ----------------------------------
NAME                    EXERCISABLE       UNEXERCISABLE     EXERCISABLE         UNEXERCISABLE
----                    -----------       -------------     -----------         --------------
John Simonelli             60,000            100,000         $157,800              $145,000
Larry E. Howell            60,000            100,000          157,800               145,000
Arthur R. Peterson, Jr.    60,000            100,000          157,800               145,000

------------------------
(1) The closing sale price of the Common Stock as quoted on Nasdaq SmallCap Market on December 31, 1997, was $4.63. Value is calculated on the basis of the difference between the option exercise price and $4.63 multiplied by the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

     The directors of LSAI that are employees of LSAI or LSI are not currently compensated for attending meetings of directors and committees of the Board of Directors, but are reimbursed out-of-pocket expenses. The compensation of non-employee directors has not been determined by the Board of Directors, but non-employee directors are reimbursed out-of-pocket expenses incurred in attending meetings of directors and committees on which they serve. During 1997, the Board of Directors of LSAI held one meeting, at which all directors were present in person or participated by telephonic communications, except Michael E. Dunn. The directors of LSAI did not receive any compensation nor was any compensation accrued during 1997.

EMPLOYMENT ARRANGEMENTS

     LSAI has employment agreements with Messrs. Simonelli and Howell, which were amended and restated on September 26, 1997, each of which provides, among other things, (i) a four-year term commencing April 15, 1996, which is automatically extended an additional year for each year of service under the agreement, (ii) an annual base salary of $112,500, (iii) bonuses at the discretion of the Board of Directors, but not in excess of 10 percent of the net income of LSAI, (iv) eligibility for stock options under LSAI's stock option plans, (v) health and disability insurance benefits and life insurance, (vi) an automobile allowance, and (vii) benefits consistent with similar executive employment agreements. The agreements require Messrs. Simonelli and Howell to devote not less than 50 percent of their time and attention to the business and affairs of LSAI. The agreements also restrict the employee's right to participate in other activities outside of LSAI to the extent such activities conflict with the employee's ability to perform his duties and that would violate his duty and loyalty to LSAI.

     LSI has an employment agreement with Mr. Peterson, which was amended and restated on September 26, 1997, and which provides, among other things, (i) a four-year term commencing April 15, 1996, which is automatically extended an additional year for each year of service under the agreement, (ii) an annual base salary of $125,000, (iii) annual bonuses equal to the lesser of $50,000 or 10 percent of the net income of LSAI before provision for income taxes, (iv) eligibility for stock options under LSAI's stock option plans, (v) health and disability insurance benefits and life insurance, maintained at the Company's cost and expense, covering the life of Mr. Peterson in the face amount of $1,000,000, (vi) an automobile allowance, and (vii) benefits consistent with similar executive employment agreements. The agreement requires Mr. Peterson to devote his full time and attention to the business and affairs of LSI.

     Furthermore, on November 20, 1997, LSI entered into an Employment Severance Agreement with Robert A. Gardebled, Jr. which remains in effect during the period Mr. Gardebled remains employed by LSI. This agreement obligates LSI to pay Mr. Gardebled 12 months of compensation in the event of and following his employment termination by LSI other than for cause (I.E. a good faith determination by the Board of Directors of LSI of the misconduct or willful and material breach of the agreement in the performance of services). Termination (other than with cause) includes the termination of employment by LSI or Mr.
Gardebled's resignation upon the occurrence of a "change in control."   "Change
in control" generally includes (i) any person or group that becomes the beneficial owner of shares of LSI (which would include the Common Stock of LSAI) or of proxies or other rights pertaining to LSI (including LSAI) which carry 25 percent or more of the total number of votes for the election of the Board of Directors of LSI (including LSAI), (ii) a merger or consolidation, (iii) the sale or a business combination, lease or disposition of all or substantially all of the assets of LSI, or (iv) during a 24 month period a majority of the members of LSI's Board of Directors cease to constitute a majority of the members of the Board.

   Each of the employment agreements with the officers of LSAI and LSI may be terminated by LSAI or LSI in the event the Board of Directors determines in good faith that the officer is guilty of gross negligence or fraud materially injurious to LSAI or LSI.

1994 STOCK OPTION PLAN

   LSAI established the Laboratory Specialists of America, Inc. 1994 Stock Option Plan (the "1994 Stock Option Plan" or the "Plan") in May 1994. The Plan was amended and restated on October 30, 1996.

   The Plan provides for the issuance of incentive stock options ("ISO
Options") with or without stock appreciation rights ("SARs") and nonincentive stock options ("NSO Options") with or without SARs to directors, employees and consultants of the Company and its subsidiaries. The total number of shares of Common Stock authorized and reserved for issuance under the Plan is 425,000. As of the date of this Proxy Statement, NSO Options to purchase 235,000 shares (exercisable on or before March 28, 2007) at an exercise price of $2.00 per share have been granted under the Plan, of which NSO Options for the purchase of 190,000 shares of Common Stock have been exercised. No ISO Options have been granted under the Plan.

   The Board of Directors administers and interprets the Plan and has the authority to grant options to all eligible employees and determine the types of options granted, with or without SARs, the terms, restrictions and conditions of the options at the time of grant, and whether SARs, if granted, are exercisable at the time of exercise of the Option to which the SAR is attached. The Board of Directors may at any time appoint a committee of two or more members of the Board of Directors and delegate to such committee administration of the Plan.

   Options under the Plan may be granted only to persons who at the time of grant are directors, executive officers, key employees and independent contractors and consultants of the Company and its subsidiaries. Non-employee directors are not eligible to be granted ISO Options. Any ISO Options granted under the Plan must be consistent with the qualification requirements set forth in the Internal Revenue Code of 1986, as amended. The maximum number of shares of stock for which employee-directors may be granted options in any calendar year may not exceed 25 percent of the aggregate number of shares of stock with respect to which Options may be granted under the Plan. The Board of Directors determines the period during which any Option may be exercised; but may not be exercisable more than 10 years after the date of grant. The exercise prices of Options are determined by the Plan Administrator, but in no event may such price be less than 85 percent (100 percent for ISO Options) of the fair market value of the stock on the date of grant. Options granted are non-transferable except by will or by the laws of descent and distribution. No option may be granted under the Plan after June 30, 2005.

   Options are exercisable only by eligible persons while serving as a director, an employee, an independent contractor or a consultant of the Company or a subsidiary, except that such Options will be exercisable if an eligible person's termination was due to (i) death, in which case the personal representative of a deceased eligible person may exercise such options within 12 months after the eligible person's death, (ii) retirement, in which case such Options will be exercisable within three months of such date of termination, or
(iii) disability, in which case such Options will be exercisable at any time within 12 months of such date of termination, but in no event may an Option be exercised beyond the exercise period of such Option. However, the Board of Directors, in its sole discretion, may permit an eligible person who is terminated due to retirement or disability, or upon the occurrence of special circumstances (as determined by the Board), or the personal representative of a deceased eligible person to exercise and purchase (within three years of such termination) all or any part of the shares of Common Stock subject to Options on the date of termination.

1997 NON-QUALIFIED STOCK OPTION PLAN

   LSAI established the Laboratory Specialists of America, Inc. 1997 Non-Qualified Stock Option Plan (the "1997 Plan") in October 1997. The 1997 Plan provides for the grant of non-qualified stock options ("Options"), with stock appreciation rights ("SARs") to employees, directors, independent
contractors and consultants of the Company.   The total number of shares of
Common Stock authorized and reserved for issuance under the 1997 Plan is 400,000. As of the date of this Proxy Statement, Options to purchase 340,000 shares (exercisable after March 1, 1998 and on or before October 1, 2007) at an exercise price of $3.18 per share have been granted under the 1997 Plan, of which Options for the purchase of 300,000 shares of Common Stock have been exercised.

   The Board of Directors (the "Board") administers the Plan and has the authority to interpret and construe the Plan, and determine all questions
arising under the Plan and any agreement made pursuant to the Plan.   Options
under the 1997 Plan may be granted only to persons ("Eligible Persons") who at the time of grant are directors, executive officers, key employees and independent contractors and consultants of the Company and its subsidiaries.

   Options may be granted by the Board on terms and conditions determined solely by the Board. No Option shall be exercisable more than 10 years after the date of grant. The maximum number of shares of stock for which an Eligible Person may be granted Options in any calendar year may not exceed 25 percent of the aggregate number of shares of stock with respect to which Options may be granted under the 1997 Plan. The exercise prices of Options are determined by the Board, but in no event may such price be less than 85 percent of the fair market value of the stock on the date of grant. Options granted are not transferable except by will or by the laws of descent and distribution or with the consent of the Company. No Option under the Plan may be granted after October 1, 2007.

   Options may be exercisable only by the Option holder ("Participant") while serving as a director of the Company or a subsidiary or while actively employed as an employee, an independent contractor or a consultant by the Company or a subsidiary, except that (i) any such Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the exercise period of such Option), (ii) if a Participant is terminated as a director, an employee, an independent contractor or a consultant of the Company or a subsidiary on account of (A) retirement, such Participant may exercise any Option which is otherwise exercisable at any time within three months of such date of termination, or (B) a disability, such Participant may exercise any Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant dies during the applicable three-month or 12-month period following the date of such Participant's retirement or termination on account of disability, the rights of the personal representative of such deceased Participant as such relate to any Options granted to such deceased Participant shall have similar rights to exercise the Options and during the remainder of the three-month or 12-month period.

   The Board, in its sole discretion, may permit a Participant who is terminated as a non-employee director, an employee, an independent contractor or a consultant due to retirement or disability, or upon the occurrence of special circumstances (as determined by the Board), or the personal representative of a deceased Participant to exercise and purchase (within three years of such termination) all or any part of the shares subject to Option on the date of termination.

OFFICER AND DIRECTOR LIABILITY

   As permitted by the provisions of the Oklahoma General Corporation Act, the Certificate of Incorporation (the "Certificate") eliminates in certain circumstances the monetary liability of directors of LSAI for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director for (i) a breach of the director's duty of loyalty to LSAI or its shareholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 1053 of the Oklahoma General Corporation Act (relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act), or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate liability of a director for violations of federal securities laws, nor do they limit the rights of LSAI or its shareholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

   The Certificate and Bylaws of LSAI provide that LSAI shall indemnify all directors and officers of LSAI to the full extent permitted by the Oklahoma General Corporation Act. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of LSAI. The Certificate and Bylaws of LSAI and the Oklahoma General Corporation Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, the Bylaws, an agreement, vote of shareholders or disinterested directors or otherwise. Insofar as indemnification for liabilities arising under the Act may be permitted to directors and officers of LSAI pursuant to the foregoing provisions, or otherwise, LSAI has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       COMPLIANCE WITH SECTION 16 OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the Company's review of the copies of such forms received by it during the year ended December 31, 1996, and written representations that no other reports were required, the Company believes that each person who, at any time during such year, was a director, officer or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except that three reports covering sale transactions were filed late by Jerome P. Welch.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Set forth below is a description of transactions entered into between Laboratory Specialists, Inc. and the Company and certain of its officers, directors and shareholders during the last two years. Certain of these transactions will continue in effect and may result in conflicts of interest between the Company and such individuals. Although these persons have fiduciary duties to the Company and its shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of the Company.

   Set forth below is a description of transactions entered into between LSI and LSAI and certain of its officers, directors and shareholders during the last two years. Certain of these transactions will continue in effect and may result in conflicts of interest between the Company and such individuals. Although these persons have fiduciary duties to the Company and its shareholders, there can be no assurance that conflicts of interest will always be resolved in favor of the Company.

   Until June 1996, LSAI's offices located at 1101-A Sovereign Row in Oklahoma City were subleased from Unico, Inc. ("Unico") on a month-to-month basis currently for $1,500 per month, and the lessors of such premises to Unico include Messrs. Simonelli and Howell, who are officers and directors of LSAI. Messrs. Simonelli and Howell own, in the aggregate, a 50 percent undivided interest in such premises, and are former directors of Unico. During 1996, LSAI paid Unico, pursuant to the sublease, aggregate monthly rent of $6,000.

   During 1997 and 1996, Michael E. Dunn, a Director of the Company, was President, a Director and a shareholder of Dunn Swan & Cunningham. During 1997 and 1996, LSAI paid Dunn Swan & Cunningham, A Professional Corporation, $143,785 and $27,525, respectively, for services rendered and $20,374 and $3,576.91,
respectively, in reimbursement of expenses advanced on behalf of LSAI.   In
addition, Michael E. Dunn received $10,000 for legal services rendered during 1997 on behalf of LSAI.

   On March 28, 1997, the Company issued to each of Jerome P. Welch, Michael
E. Dunn and Harry Gray Browne, M.D. (a former Director), stock options exercisable for the purchase of 5,000 shares of Common Stock in replacement of options previously granted in 1995. The replacement options effectively reduced the exercise price of options granted in 1995 from $3.00 to $2.00 and extended the exercise period to March 28, 2007. In addition, on October 1, 1997, the Company issued to each of Jerome P. Welch and Michael E. Dunn stock options pursuant to the 1997 Plan to purchase 5,000 shares of LSAI Common Stock at $3.18 per share, which will become exercisable after April 1, 1998 and until October 1, 2007.

   The Board of Directors of LSAI believes that the terms of the transactions described above were at least as favorable as could be obtained from unaffiliated third parties. LSAI has adopted policies that any loans to officers, directors and five percent or more shareholders ("affiliates") are subject to approval by a majority of the disinterested independent directors of LSAI and that further transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and approved by a majority of the disinterested independent directors.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Arthur Andersen LLP has served the Company in such capacity since 1994. The Board of Directors recommend that stockholders vote in favor of the ratification of such appointment. The Board of Directors anticipates that representatives of Arthur Andersen LLP will not be present at the Meeting, but will be available by telephone to respond to appropriate questions.

   In the event that ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants is not obtained at the Meeting, the Board will reconsider its appointment.

                                OTHER MATTERS

   The Board of Directors knows of no other matters, other than those described in this Proxy Statement, to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                           STOCKHOLDER PROPOSALS

    Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending December 31, 1998, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in the proxy statement and form of proxy relating to such meeting, must be received by the Company no later than March 31, 1999. Any stockholder proposals intended to be presented at the Company's 1998 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing by the Secretary of the Company at the principal executive office of the Company no later than the close of business on April 2, 1999, nor prior to January 30, 1999, together with all supporting documentation required by the Company's Bylaws.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR FISCAL 1997 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCLUDED WITH THIS PROXY STATEMENT, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO LARRY E. HOWELL, PRESIDENT AND CHIEF OPERATING OFFICER, LABORATORY SPECIALISTS OF AMERICA, INC., 101 PARK AVENUE, SUITE 810, OKLAHOMA CITY, OKLAHOMA 73102.

   REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                   By order of the Board of Directors:

                                   /s/ JOHN SIMONELLI

                                   John Simonelli
                                   Secretary

Oklahoma City, Oklahoma
July 20, 1998

PROXY                LABORATORY SPECIALISTS OF AMERICA, INC.              PROXY
                          101 PARK AVENUE, SUITE 810
                        OKLAHOMA CITY, OKLAHOMA  73102

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
             OF DIRECTORS OF LABORATORY SPECIALISTS OF AMERICA, INC.

   The undersigned stockholder hereby constitutes and appoints John Simonelli and Larry E. Howell, and each or either of them, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $.001 per share, of Laboratory Specialists of America, Inc. (the "Company") held by the undersigned at the close of business on July 20, 1998, at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held in the Fountain Salon Room in the Hotel DeLaPoste located at 316 Rue Chartres, New Orleans, Louisiana 70130, at 10:00 a.m., and at any adjournments or postponements thereof.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN PARAGRAPHS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES, FOR ANY MATTER DESCRIBED IN PARAGRAPH 3. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors of the Company need only sign and date this Proxy and return it to the Company.

1. To consider and act upon a proposal to re-elect John Simonelli, Larry E. Howell, Arthur R. Peterson, Jr., Robert A. Gardebled, Jr., Jerome P. Welch and Michael E. Dunn as members to the Board of Directors to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. A vote "FOR" will represent a vote for the nominee director.

     John Simonelli                / / FOR   / / AGAINST   / / ABSTAIN
     Larry E. Howell               / / FOR   / / AGAINST   / / ABSTAIN
     Arthur R. Peterson, Jr.       / / FOR   / / AGAINST   / / ABSTAIN
     Robert A. Gardebled, Jr.      / / FOR   / / AGAINST   / / ABSTAIN
     Jerome P. Welch               / / FOR   / / AGAINST   / / ABSTAIN
     Michael E. Dunn               / / FOR   / / AGAINST   / / ABSTAIN

2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. A vote "FOR" will represent a vote ratifying the appointment.

     / / FOR   / / AGAINST   / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

   The undersigned hereby acknowledge(s) receipt of a copy of the Notice of Annual Meeting of Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised.

                                   Please sign exactly as the name appears to left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Date: ________________________________, 1998

                                   --------------------------------------------
                                                Signature

                                   --------------------------------------------
                                              Signature if held jointly

                                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.